Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Daniel Hoey

FTI Consulting

312-553-6718 / daniel.hoey@fticonsulting.com

Asset Acceptance Capital Corp. Reports Fourth Quarter and Full Year 2011 Results

Earnings per fully diluted share for the fourth quarter and full year 2011 of $0.14 and $0.39,

respectively; significant increases from prior year in collections, revenue and net income

Warren, Mich., March 5, 2012 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter and fiscal year ended December 31, 2011.

Fourth Quarter 2011 Financial Highlights

Cash collections for the fourth quarter of 2011 increased 7.3% compared to the prior year period, to $82.1 million.

Fourth quarter revenues were $56.4 million, an increase of 18.8% from the same period of the prior year. The Company reported net impairment reversals, which increased revenues for the quarter, of $2.6 million on purchased receivables versus net impairment reversals of $0.7 million in the prior year period. The Company reported a $0.4 million gain on sale of its healthcare portfolios in the fourth quarter of 2010. There were no gains on sale of receivables in the fourth quarter of 2011.

Rion Needs, President and CEO of Asset Acceptance Capital Corp, commented: “Our fourth quarter results marked a year of significant progress and a turning point for our business. During the year, we executed on a number of key initiatives aimed at positioning our company for long-term growth, including enhancing our cost structure, refinancing our credit facilities, eliminating underperforming assets, improving our analytics and streamlining our overall business model. Mr. Needs continued, “Although industry dynamics remained challenging, we saw positive momentum each quarter of 2011 in nearly every aspect of our business, but none more evident than in collection growth, cost to collect improvement and earnings growth. We believe the strategic initiatives implemented in 2011, along with the significant increase in purchases during the year, position us well for improved performance in 2012 and beyond.”

Operating expenses were $45.2 million, or 55.1% of cash collections, for the fourth quarter of 2011, a decrease of $9.0 million compared to the year earlier period when operating expenses were 70.8% of cash collections. Operating expenses for the fourth quarter of both years included several items that impact comparability. During the fourth quarter 2010, the Company incurred a charge of $5.3 million resulting from the termination for performance of a relationship with a third party provider. The charge related to a cash payment to reimburse the third party for court costs incurred on the Company’s behalf that the third party would otherwise have recovered through commissions in future periods and was recorded as a component of “Collections expense”. In addition, the Company incurred restructuring charges in the fourth quarter of 2011 and 2010 of $0.1 million and $3.0 million, respectively. The restructuring charges were related to actions taken to close the San Antonio, TX collection office in early 2012 and the closing of

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the Chicago, IL and Cleveland, OH offices in 2010. The Company also recorded $0.1 million for charges related to the FTC matter in the fourth quarter of 2011 compared to $1.7 million in the fourth quarter of 2010. FTC charges were included as a component of “Administrative expense”.

The Company reported net income of $4.2 million or $0.14 per fully diluted share during the fourth quarter of 2011, compared to a loss of $7.0 million or $0.23 per fully diluted share in the fourth quarter of 2010. Results for the fourth quarter of 2011 included a charge of $1.1 million for the extinguishment of debt related to the refinancing the Company completed in November. Excluding the items impacting comparability mentioned above and the related tax effects, earnings per fully diluted share were $0.16 and ($0.01) in the fourth quarter of 2011 and 2010, respectively.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) was $38.4 million, a 14.9% increase from $33.4 million in the fourth quarter of 2010. Our definition of Adjusted EBITDA was updated during 2011 in order to align with the definition in our amended and restated credit agreement. Adjusted EBITDA as reported for 2010 has been restated to be consistent with the current presentation. The restatement increased the amounts previously disclosed for the fourth quarter of 2010 by $7.2 million, primarily as a result of adding adjustments for the $5.3 million third party charge and $1.9 million of cash restructuring charges. Please see a reconciliation of net income according to U.S. Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA on page 13.

The Company acquired $26.8 million in charged-off consumer receivables with a face value of $1,181.2 million for a blended rate of 2.27% of face value. This compares to the prior year period when the Company purchased $16.8 million in charged-off consumer receivables with a face value of $297.2 million for a blended rate of 5.65% of face value. All purchase data is adjusted for buybacks.

Full Year 2011 Financial Highlights:

Cash collections for 2011 were $350.0 million compared to $328.8 million for 2010, an increase of 6.4%. Cash collections for the year, excluding healthcare portfolios, which were sold in the third quarter of 2010, increased 7.6%.

For the full year, revenues increased 9.9% to $218.1 million from $198.4 million in 2010. Net impairment reversals for the full year of 2011 were $6.2 million compared to net impairment reversals of $2.3 million for 2010. The Company also reported $0.9 million in gain on sale of its healthcare portfolios and total gain on sale of receivables of $1.2 million in 2010. There were no gains on sale of purchased receivables in 2011.

Operating expenses were $185.2 million, or 52.9% of cash collections for 2011, a decrease of $12.1 million from 2010 when operating expenses were 60.0% of cash collections. Operating expenses for both years included several items that impact comparability. In 2010, the Company incurred a charge of $5.3 million resulting from the termination for performance of a relationship with a third party provider. The charge related to a cash settlement payment to reimburse the third party for court costs incurred on the Company’s behalf that the third party would otherwise have recovered through commissions in future periods and was recorded as a component of

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“Collections expense”. In addition, the Company incurred restructuring charges in 2011 and 2010 of $0.1 million and $4.2 million, respectively. The restructuring charges related to actions to close the San Antonio, TX collection office in early 2012 and the closing of the Deerfield Beach, FL, Chicago, IL and Cleveland, OH offices in 2010. The Company also recorded $1.7 million of charges related to the FTC matter in 2011, compared to $2.0 million in 2010. FTC charges were included as a component of “Administrative expense”.

The Company reported net income of $12.0 million, or $0.39 per fully diluted share, for 2011 compared to a loss of $1.6 million, or $0.05 per fully diluted share in 2010. During 2011, the Company recorded a charge of $1.1 million for the extinguishment of debt related to the refinancing the Company completed in November. During 2010, the Company recorded a tax benefit related to the dissolution of its Premium Asset Recovery Corporation subsidiary of $5.2 million. Excluding the items impacting comparability mentioned above and the related tax effects, earnings per fully diluted share were $0.46 and $0.01 in 2011 and 2010, respectively.

Adjusted EBITDA for 2011 was $172.9 million, a 15.5% increase from $149.7 million in 2010. Our definition of Adjusted EBITDA was updated during 2011 in order to align with the definition in our amended and restated credit agreement. Adjusted EBITDA as reported for 2010 has been restated to be consistent with the current presentation. The restatement increased the amounts previously reported for 2010 by $7.6 million, primarily as a result of adding adjustments for the $5.3 million third party charge and for $2.3 million of the $3.0 million total cash restructuring charges.

The Company acquired $160.9 million of charged-off consumer receivables with a face value of $5,329.4 million for a blended rate of 3.02% of face value in 2011. This compares to the prior year when the Company purchased $136.0 million in charged-off consumer receivables with a face value of $3,782.6 million for a blended rate of 3.59% of face value. All purchase data is adjusted for buybacks.

Fourth Quarter 2011 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 4:30 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call and access the presentation, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until March 5, 2013.

About Asset Acceptance Capital Corp.

For 50 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the

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Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	failure to comply with government regulation;

•	a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from new laws;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

•	instability in the financial markets and continued economic weakness or recession impacting our ability to acquire and collect on charged-off receivable portfolios and our operating results;

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	changes in relationships with third parties collecting on our behalf;

•	ongoing risks of litigation, including individual and class actions under consumer credit, collections and other laws;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business; and

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire.

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Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q4 ‘11	Q3 ‘11	Q2 ‘11	Q1 ‘11	Q4 ‘10

Total revenues	$56.4	$56.6	$54.7	$50.4	$47.5

Cash collections	$82.1	$87.4	$89.2	$91.3	$76.5

Operating expenses to cash collections	55.1%	55.5%	51.1%	50.3%	70.8%

Call center collections	$44.7	$48.2	$48.4	$51.7	$41.7

Legal collections	$37.4	$39.2	$40.8	$39.6	$34.8

Amortization rate	31.6%	35.6%	39.0%	45.2%	38.9%

Core amortization (1)	36.9%	41.6%	45.7%	52.8%	44.8%

Collections on fully amortized portfolios	$11.8	$12.6	$13.1	$13.2	$10.1

Investment in purchased receivables (2)	$26.8	$38.4	$49.4	$46.4	$16.8

Face value of purchased receivables (2)	$1,181.2	$1,320.3	$1,600.3	$1,227.7	$297.2

Average cost of purchased receivables (2)	2.27%	2.91%	3.09%	3.78%	5.65%

Number of purchased receivable portfolios	26	31	39	37	19

Collections per account representative FTE (3)	$42,282	$42,135	$41,419	$50,607	$40,762

Average account representative FTE’s (3)	546	601	655	639	679

(1)	The core amortization rate is calculated as total amortization divided by collections on amortizing portfolios.
(2)	All purchase data is adjusted for buybacks.
(3)	Historical information has not been adjusted for the collection center closings.

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The Company provided the following details of purchased receivable revenues by year of purchase:

	Three months ended December 31, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2006 and prior	$17,357,551	$15,255,161	N/M	N/M	$(2,271,500)	$10,456,372
2007	7,538,493	3,812,409	49.4%	5.32%	(287,000)	174,322
2008	9,796,825	5,862,608	40.2	5.74	—	1,152,640
2009	14,391,756	9,314,485	35.3	6.21	—	24,694
2010	16,340,975	8,750,466	46.5	3.21	—	—
2011	16,678,314	13,168,059	21.0	3.17	—	—

Totals	$82,103,914	$56,163,188	31.6%	5.34%	$(2,558,500)	$11,808,028

	Three months ended December 31, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$12,516,811	$10,685,155	N/M	N/M	$(443,367)	$8,417,502
2006	6,654,211	4,238,416	36.3%	7.21%	(379,054)	677,510
2007	10,003,406	5,253,606	47.5	4.01	105,467	319,224
2008	12,893,739	6,273,102	51.3	3.61	—	621,624
2009	18,170,966	10,921,329	39.9	4.44	—	63,766
2010	16,289,028	9,385,296	42.4	2.68	—	—

Totals	$76,528,161	$46,756,904	38.9%	4.74%	$(716,954)	$10,099,626

	Twelve months ended December 31, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2006 and prior	$79,506,740	$65,073,002	N/M	N/M	$(8,344,400)	$43,649,643
2007	36,610,606	17,261,410	52.9%	4.65%	(170,000)	1,037,961
2008	47,668,069	25,465,249	46.6	5.02	—	5,965,147
2009	69,121,427	38,523,502	44.3	5.28	2,304,000	36,428
2010	76,629,430	38,987,433	49.1	3.09	—	—
2011	40,462,024	31,609,322	21.9	3.25	—	—

Totals	$349,998,296	$216,919,918	38.0%	5.34%	$(6,210,400)	$50,689,179

	Twelve months ended December 31, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$66,351,793	$53,860,550	N/M	N/M	$(1,852,856)	$41,245,515
2006	35,935,075	20,699,103	42.4%	6.88%	(588,054)	4,132,956
2007	49,142,614	25,669,601	47.8	4.08	105,467	2,375,440
2008	62,549,786	29,168,202	53.4	3.42	—	849,701
2009	81,170,136	45,049,351	44.5	3.91	—	825,894
2010	33,669,086	21,346,794	36.6	2.73	—	—

Totals	$328,818,490	$195,793,601	40.5	5.05%	$(2,335,443)	$49,429,506

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

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Purchased Receivable Revenues

The table below shows components of revenue from purchased receivables, the amortization rate and the core amortization rate. The Company uses the core amortization rate to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecast for pools with remaining balances.

The following factors contributed to the change in amortization rates from the prior year for both the three and twelve month periods:

•

For the year, total amortization was higher while the amortization rate declined compared to 2010. The decline in the amortization rate was the result of higher net impairment reversals and higher zero basis collections. The increase in total amortization was primarily a result of higher average portfolio balances and collections. For the fourth quarter, total amortization and the amortization rate were lower than in the same period of 2010. The decline in the amortization rate was the result of higher net impairment reversals and higher zero basis collections. The decrease in total amortization was primarily a result of higher weighted average yields on amortizing pools in 2011. Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and we expect collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, we may increase assigned yields;

•

Amortization of receivables balances for 2011 increased as compared to 2010 as a result of higher average balances of purchased receivables and higher collections on amortizing pools. Amortization of receivables balances for the fourth quarter of 2011 decreased as compared to 2010 as a result of higher weighted average yields on amortizing pools in 2011;

•

Net impairments are recorded as additional amortization, and increase the amortization rate, while net reversals have the opposite effect. Higher net impairment reversals during 2011 reduced total amortization compared to the prior year; and

•	Higher zero basis collections in 2011 compared to 2010 reduced the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization.

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	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions)	2011	2010	2011	2010
Cash collections:
Collections on amortizing pools	$70.3	$66.4	$299.3	$279.4
Zero basis collections	11.8	10.1	50.7	49.4

Total collections	$82.1	$76.5	$350.0	$328.8

Amortization:
Amortization of receivables balances	$28.3	$30.1	$137.3	$133.5
Impairments	—	0.5	2.8	1.1
Reversals of impairments	(2.6)	(1.2)	(9.0)	(3.5)
Cost recovery amortization	0.2	0.3	2.0	1.9

Total amortization	$25.9	$29.7	$133.1	$133.0

Purchased receivable revenues, net	$56.2	$46.8	$216.9	$195.8

Amortization rate	31.6%	38.9%	38.0%	40.5%

Core amortization rate (1)	36.9%	44.8%	44.5%	47.6%

(1)	The core amortization rate is calculated as total amortization divided by collections on amortizing portfolios.

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

Revenues
Purchased receivable revenues, net	$56,163,188	$46,756,904	$216,919,918	$195,793,601
Gain on sale of purchased receivables	—	354,500	—	1,212,042
Other revenues, net	212,940	351,083	1,156,150	1,394,177

Total revenues	56,376,128	47,462,487	218,076,068	198,399,820

Expenses
Salaries and benefits	15,772,454	15,770,837	67,475,414	72,388,974
Collections expense	24,875,873	28,754,981	98,704,750	99,298,403
Occupancy	1,420,091	1,557,735	5,722,350	6,729,589
Administrative	1,834,531	3,761,512	9,025,145	9,818,058
Depreciation and amortization	1,171,646	1,188,379	4,166,279	4,665,775
Restructuring charges	74,664	2,969,140	74,664	4,224,899
Loss (gain) on disposal of equipment and other assets	82,116	209,272	(4,066)	213,794

Total operating expenses	45,231,375	54,211,856	185,164,536	197,339,492

Income (loss) from operations	11,144,753	(6,749,369)	32,911,532	1,060,328
Other income (expense)
Interest expense	(3,828,286)	(2,689,237)	(11,760,564)	(11,203,730)
Interest income	39	6,125	322	7,598
Loss on extinguishment of debt	(1,110,850)	—	(1,110,850)	—
Other	(30,412)	(2,421)	(32,052)	68,004

Income (loss) before income taxes	6,175,244	(9,434,902)	20,008,388	(10,067,800)
Income tax expense (benefit)	1,965,691	(2,441,534)	7,983,828	(8,451,668)

Net income (loss)	$4,209,553	$(6,993,368)	$12,024,560	$(1,616,132)

Weighted-average number of shares:
Basic	30,794,320	30,716,034	30,763,388	30,693,315
Diluted	30,828,366	30,716,034	30,833,245	30,693,315
Earnings (loss) per common share outstanding:
Basic	$0.14	$(0.23)	$0.39	$(0.05)
Diluted	$0.14	$(0.23)	$0.39	$(0.05)

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

	December 31, 2011	December 31, 2010
ASSETS
Cash	$6,990,757	$5,635,503
Purchased receivables, net	348,710,787	321,318,255
Income taxes receivable	354,241	3,760,731
Property and equipment, net	14,488,659	13,055,723
Goodwill	14,323,071	14,323,071
Other assets	11,172,804	5,680,237

Total assets	$396,040,319	$363,773,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$3,296,905	$2,958,214
Accrued liabilities	20,018,561	25,178,707
Income taxes payable	1,925,761	1,407,794
Notes payable	172,122,870	157,259,956
Capital lease obligations	221,420	202,479
Deferred tax liability, net	60,474,041	52,863,654

Total liabilities	258,059,558	239,870,804

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,334,281 and 33,248,915 at December 31, 2011 and 2010, respectively	333,343	332,489
Additional paid in capital	150,449,620	149,438,202
Retained earnings	29,162,645	17,138,085
Accumulated other comprehensive loss, net of tax	(532,592)	(1,680,370)
Common stock in treasury; at cost, 2,649,729 and 2,627,339 shares at December 31, 2011 and 2010, respectively	(41,432,255)	(41,325,690)

Total stockholders’ equity	137,980,761	123,902,716

Total liabilities and stockholders’ equity	$396,040,319	$363,773,520

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2011	2010
Cash flows from operating activities
Net income (loss)	$12,024,560	$(1,616,132)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,166,279	4,665,775
Amortization of deferred financing costs and debt discount	1,688,493	1,285,437
Loss on extinguishment of debt	1,110,850	—
Hedge ineffectiveness	175,077	—
Deferred income taxes	6,919,657	(5,278,029)
Share-based compensation expense	1,012,272	1,194,802
Net impairment reversal of purchased receivables	(6,210,400)	(2,335,443)
Non-cash revenue	(2,276)	(12,752)
(Gain) loss on disposal of equipment and other assets	(4,066)	213,794
Gain on sale of purchased receivables	—	(1,212,042)
Non-cash restructuring charges and impairment of assets	11,982	1,189,900
Changes in assets and liabilities:
(Increase) decrease in other assets	(2,478,970)	164,376
(Decrease) increase in accounts payable and other accrued liabilities	(2,950,657)	7,621,184
Decrease in net income taxes receivable	3,924,457	2,004,173

Net cash provided by operating activities	19,387,258	7,885,043

Cash flows from investing activities
Investment in purchased receivables, net of buybacks	(160,470,910)	(137,489,164)
Principal collected on purchased receivables	139,291,054	135,373,084
Proceeds from sale of purchased receivables	—	1,730,236
Purchases of property and equipment	(5,781,414)	(2,347,584)
Payments made for asset acquisition	—	(793,750)
Proceeds from sale of property and equipment	99,000	5,255

Net cash used in investing activities	(26,862,270)	(3,521,923)

Cash flows from financing activities
Repayments of term loan facility	(133,359,956)	(10,462,558)
Borrowings under term loan facility, net of discount	163,625,000	—
Net (repayments) borrowings on revolving credit facility	(15,700,000)	7,700,000
Payments of deferred financing costs	(5,515,070)	(775,808)
Repayments of capital lease obligations	(113,143)	(75,980)
Purchase of treasury shares	(106,565)	(48,519)

Net cash provided by (used in) financing activities	8,830,266	(3,662,865)

Net increase in cash	1,355,254	700,255
Cash at beginning of year	5,635,503	4,935,248

Cash at end of year	$6,990,757	$5,635,503

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$9,541,748	$10,184,277
Net cash received for income taxes	$(2,860,286)	$(5,177,813)
Non-cash investing and financing activities:
Change in fair value of swap liability	$(1,955,204)	$(1,892,010)
Change in unrealized loss on cash flow hedge	$1,147,778	$1,275,081
Change in purchased receivable obligations	$—	$(2,399,832)
Capital lease obligations incurred	$132,084	$—

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Reconciliation of GAAP Net Income or Loss to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, (c) depreciation and amortization, (d) share-based compensation, (e) gain or loss on sale of assets, net, (f) non-cash restructuring charges and impairment of assets, (g) purchased receivables amortization, (h) loss on extinguishment of debt, and (i) in accordance with the Company’s credit facilities, certain FTC related charges, cash restructuring charges (not to exceed $2.25 million for any period of four consecutive fiscal quarters) and the Third Party Charge of $5.3 million incurred during 2010.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in the Company’s amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income or loss prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Asset Acceptance Fourth Quarter 2011 Results

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The Company provided the following table which reconciles GAAP net income or loss, as reported, to Adjusted EBITDA.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010 (1)	2011	2010 (1)
Net income (loss)	$4,209,553	$(6,993,368)	$12,024,560	$(1,616,132)
Adjustments:
Income tax expense (benefit)	1,965,691	(2,441,534)	7,983,828	(8,451,668)
Interest expense	3,828,286	2,689,237	11,760,564	11,203,730
Loss on extinguishment of debt	1,110,850	—	1,110,850	—
Depreciation and amortization	1,171,646	1,188,379	4,166,279	4,665,775
Share-based compensation	(60,969)	222,302	1,012,272	1,194,802
Loss (gain) on sale of assets, net	82,116	(145,228)	(4,066)	(998,248)
Non-cash restructuring charges and impairment of assets	11,982	324,076	11,982	1,189,900
Purchased receivables amortization	25,940,726	29,771,257	133,078,378	133,024,889
2010 Third Party Charge	—	5,300,000	—	5,300,000
Cash restructuring charges	62,682	1,860,065	62,682	2,250,000
FTC related charges	103,013	1,662,879	1,700,573	1,966,468

Adjusted EBITDA	$38,425,576	$33,438,065	$172,907,902	$149,729,516

(1)	Adjusted EBITDA as reported for 2010 has been restated to be consistent with the current presentation. Our definition of Adjusted EBITDA was updated during 2011 in order to be consistent with a similar definition in our amended and restated Credit Agreement. The restatement increased the amounts previously disclosed by $7,166,190 and $7,557,598 for the three months and twelve months ended December 31, 2010, respectively. We believe the revised definition of Adjusted EBITDA better matches the uses as described above.